UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

        On May 7, 2009, Rudolph Technologies, Inc. issued a press release reporting its financial results for the three months ended March 31, 2009.  The press release is attached hereto as Exhibit 99.1.

        The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

            (d)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued May 7, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued May 7, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: May 7, 2009	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT 99.1

RUDOLPH TECHNOLOGIES ANNOUNCES
FIRST QUARTER 2009 RESULTS

FLANDERS, NJ (May 7, 2009) - Rudolph Technologies, Inc. (Nasdaq: RTEC), a leading provider of process characterization equipment and software for both front-end and back-end inspection and metrology solutions, today announced financial results for the first quarter of 2009.

Highlights include:

  First quarter revenue of $11.1 million, down 33 percent quarter-over-quarter
  First quarter GAAP loss per share of $0.33; Non-GAAP loss per share of $0.22
  Cost reduction initiatives contributed to a lower-than-expected cash burn of $4.6 million resulting in an ending cash and marketable securities balance of $73.7 million
  Favorable patent infringement jury verdict against Camtek, Ltd. results in $6.8 million award
  Company and SEMATECH announced joint partnership for 3D Interconnect Program through continuation of collaborative efforts at UAlbany NanoCollege.

Discussing the first quarter results, Paul F. McLaughlin, Chairman and Chief Executive Officer commented, "While we saw a very challenging environment for the first two months of the quarter, there was a marked shift in activity beginning in March. It started with many of our customers accepting the new paradigm for our industry and that led to the halt of the downward spiral and the start of a recovery in the "necessities" of the device manufacturing business. This showed up first as improvement in our service and spares bookings. As the quarter ended and continuing in April, that positive improvement began to have an effect on capex bookings for our back-end products as our customers, particularly in Taiwan, began calling employees back to work and recommissioning shut-down tools. We believe Rudolph is distinctively leveraged to this utilization recovery which is dependent on silicon starts because of our #1 market share position for our back-end metrology and inspection solutions. While it is too early to forecast the slope of any recovery, we believe we have passed through a market trough for this cycle - at least in the back-end - which in Q1 accounted for approximately 60 percent of our bookings.

While front-end bookings remain at very low levels, our customer activity as measured by application studies has risen to levels not seen in several quarters, particularly for our microprocessor and NAND flash customers. We believe this will lead to increased orders in the coming quarters as device manufacturers realize that to remain viable, they must invest in next-generation technology. We see the second half of 2009 being substantially stronger than our first half.

On the financial front, our timely actions last September at the beginning of this downturn have enabled us to minimize our use of cash even at significantly lower revenue streams. With $73.7 million of cash and marketable securities and a very manageable cash burn, we are in a comfortable position that will allow us to continue to service our customers, invest in R&D and pursue non-organic strategic growth opportunities.

We continue to position ourselves for the coming upturn with new products such as the recently announced unique combination of WaferWoRx  technology, acquired in our December 2007 acquisition of Applied Precision's semiconductor business, with our industry-leading NSX  inspection platform. This new probing process analysis capability offers our back-end customers - both Integrated Device Manufacturers (IDM) and Outsourced Assembly and Test (OSAT) houses-unmatched inspection and analysis capability as the industry moves to high pin count probe cards. Our investment activities also include efforts like our joint announcement in April of the extension of our collaboration with SEMATECH  at the College of Nanoscale Science and Engineering of the University at Albany on process control of Through-Silicon-Via (TSV) manufacturing, all with the goal of continuing to be a leader in advanced inspection and metrology solutions critical to next-generation device manufacturing.

While business so far in 2009 is in a word, bad, we nonetheless believe it is manageable. A foundation is building for the next up cycle and Rudolph is positioning to outperform," McLaughlin concluded.

The Company's first quarter revenue totaled $11.1 million, a 33 percent decrease compared to $16.4 million for the fourth quarter of 2008. During the first quarter, international sales represented approximately 48 percent of revenue while domestic sales accounted for 52 percent. In the 2008 fourth quarter, international sales represented approximately 63 percent of revenue and domestic sales accounted for 37 percent. The shift to abnormally high domestic business was due to the continued spending by a major microprocessor company.

Net loss for the first quarter of 2009 was $10.1 million or $0.33 per share, compared to a net loss of $245.6 million or $7.96 per share in the fourth quarter of 2008. Excluding the impact of $3.4 million of non-GAAP adjustments, which includes under-utilized manufacturing facilities costs, litigation expenses, an account receivable write-down as well as other charges detailed in the attached financial table, the first quarter non-GAAP net loss was $6.7 million or $0.22 per share. The fourth quarter 2008 net loss included goodwill and intangible impairment charges, inventory and asset write-offs, as well as other non-GAAP adjustments totaling $239.8 million. Excluding the impact of these non-GAAP adjustments using a 35 percent tax rate and adjusting for tax valuation allowances and lost tax deductions, the fourth quarter non-GAAP net loss was $2.5 million or $0.08 per share.

First quarter gross margin was 21 percent and was negatively impacted by under-utilized manufacturing facilities costs, above normal inventory charges due to lower sales volumes and acquired inventory sold in the quarter that was written up to fair value in purchase accounting. Excluding these items, gross margins would have been approximately 36 percent in the 2009 first quarter.

Research and development (R&D) expenses for the first quarter totaled $6.7 million, compared to $7.1 million in the fourth quarter of 2008. The quarter-over-quarter decrease in R&D was due to reduced compensation cost and lower project costs as part of the Company's cost reduction efforts partially offset by higher litigation costs.

Selling, general and administrative (S,G&A) expenses totaled $6.3 million in the 2009 first quarter compared to $6.4 million in the fourth quarter of 2008. The quarter-over-quarter decrease in S,G&A was due to lower compensation costs as a result of the Company's cost reduction efforts partially offset by a reserve established for an account receivable related to a customer that is in financial difficulty.

Over the past 12 months, in reaction to the slowdown in the semiconductor industry, the Company has reduced ongoing operating expense by approximately 25 percent. The Company currently anticipates that operating expenses in the second quarter of 2009 will be approximately $12.5 to $14.0 million.

Balance Sheet Strength

The Company continues to focus on maximizing cash balances and reducing both the accounts receivable and inventory levels where possible. Accounts receivables decreased $6.9 million and inventory decreased $497 thousand as inventory shipments were partially offset by purchases for new products. Cash and marketable securities as of March 31, 2009 totaled $73.7 million, which did not include the amount awarded from the Camtek verdict, was down $4.6 million from the previous quarter. Working capital ended the quarter at $138.4 million.

Conference Call

Rudolph Technologies will discuss its 2009 first quarter results, on a conference call it is hosting today at 4:45 PM EDT. A live webcast will also be available to investors on the Company's website at www.rudolphtech.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of goodwill and intangible impairment, under-utilized manufacturing facilities costs, litigation fees, inventory and asset write-offs, acquisition related expenses, share based compensation, and restructuring costs. We believe that this presentation of non-GAAP financial measures allows investors to better assess the Company's operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. To that end, non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About Rudolph Technologies

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology, defect inspection and data analysis systems used by semiconductor device manufacturers. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market. Rudolph has enhanced the competitiveness of its products in the marketplace by anticipating and addressing many emerging trends driving the semiconductor industry's growth. Rudolph's strategy for continued technological and market leadership includes aggressive research and development of complementary metrology and inspection solutions. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company's website at www.rudolphtech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements related to our expectations regarding our expense expectations for the second quarter of 2009. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "would," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. Rudolph wishes to take advantage of the "safe harbor" provided for by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the control of Rudolph. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: (1) cyclicality of the semiconductor industry; (2) customer concentration; (3) introduction of new products by Rudolph and or it's competitors; (4) sole or limited sources of supply; (5) revenues may be lower than expected; (6) costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected; (7) the industry may be subject to future regulatory or legislative actions that could adversely affect the Company; (8) the impact of a slowdown in the overall economy; (9) uncertainty of the current global political environment; (10) the potential for terrorist attacks; (11) changes in customer demands for our existing and new products, the timing, cancellation or delay of customer orders and shipments; (12) the timing of revenue recognition of shipments and services provided; (13) changes in or an inability to execute our business strategy; (14) unanticipated manufacturing or supply problems; (15) changes in tax rates and or rulings. Rudolph cannot guarantee future results, levels of activity, performance, or achievements. Additional factors that may affect the future results of Rudolph are set forth in its Form 10-K report for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sec.gov, the SEC's website, and at the Company's website which is http://www.rudolphtech.com. These factors are updated from time to time through the filing of reports and registration statements with the SEC. Rudolph Technologies does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact:

Investors:
Steven R. Roth
973.448.4302
steven.roth@rudolphtech.com

Trade Press:
Virginia Becker
952.259.1647
virginia.becker@rudolphtech.com

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) - (Unaudited)

	March 31,	December 31,
	2009	2008
		(Audited)

ASSETS
Current assets
Cash and marketable securities	$ 73,667	$ 78,284
Accounts receivable, net	14,844	21,764
Inventories	56,579	57,076
Prepaid and other assets	6,402	6,324
Total current assets	151,492	163,448
Net property, plant and equipment	17,778	19,053
Intangibles	9,365	9,654
Other assets	5,265	5,277
Total assets	$ 183,900	$ 197,432

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$ 6,415	$ 7,169
Other current liabilities	6,707	8,591
Total current liabilities	13,122	15,760
Non-current liabilities	5,481	5,584
Total liabilities	18,603	21,344
Stockholders' equity	165,297	176,088
Total liabilities and stockholders' equity	$ 183,900	$ 197,432

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) - (Unaudited)

	Three Months Ended
	March 31,	March 31,
	2009	2008

Revenues	$ 11,061	$ 37,210
Cost of revenues	8,777	22,095
Gross profit	2,284	15,115
Operating expenses:
Research and development	6,743	7,797
Selling, general and administrative	6,334	9,094
Amortization	289	1,668
Total operating expenses	13,366	18,559
Operating loss	(11,082)	(3,444)
Interest income and other, net	124	381
Benefit for income taxes	(904)	(1,417)
Net loss	$ (10,054)	$ (1,646)

Net loss per share:

Basic	$ (0.33)	$ (0.05)
Diluted	$ (0.33)	$ (0.05)

Weighted average shares outstanding:

Basic	30,778	30,533
Diluted	30,778	30,533

(table to follow)

RUDOLPH TECHNOLOGIES, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (In thousands, except per share amounts) - (Unaudited)

	Three Months Ended
	March 31,	March 31,
	2009	2008

GAAP operating loss	$ (11,082)	$ (3,444)
Non-GAAP adjustments:
Under-utilized manufacturing facility costs	1,236	-
Litigation cost	699	-
Asset write-downs (1)	454	681
Acquisition related expenses (2)	106	930
Restructuring expenses (3)	135	-
Share-based compensation	746	755
Total non-GAAP adjustments	3,376	2,366
Non-GAAP operating loss	$ (7,706)	$ (1,078)

GAAP net loss	$ (10,054)	$ (1,646)
Total non-GAAP adjustments	3,376	2,366
Income tax effect of deductible non- GAAP adjustments (4)	(1,249)	(852)
Tax valuation allowances	1,249	-
Non-GAAP net loss	$ (6,678)	$ (132)

Non-GAAP net loss per share:
Basic	$ (0.22)	$ 0.00
Diluted	$ (0.22)	$ 0.00

1) During the three months ended March 31, 2009, the Company recorded an account receivable write-down of $0.5 million for a customer that is in financial difficulty. In the three months ended March 31, 2008, the Company recorded a write-down of inventory of $0.7 million.
2) During the three months ended March 31, 2009, the Company recorded acquisition expenses of $0.1 million for inventory written-up to fair value in purchase accounting charges. In the three months ended March 31, 2008, the Company recorded charges for inventory written-up to fair value in purchase accounting, integration costs and stay bonuses of $0.9 million.
3) During the three months ended March 31, 2009, the Company recorded restructuring expenses of $0.1 million for severance charges.
4) The income tax effect was based on a tax rate of 37% and 36% for the period March 31, 2009 and 2008, respectively.

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